EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-112040 and 333-121298) and Form S-8 (Nos. 333-16385, 333-35937, 333-39796, 333-56171, 333-75945, 333-87426, 333-114189, 333-118580, 333-118581, and 333-141479) of QuadraMed Corporation of our report dated August 20, 2007 relating to the financial statements of Misys Computerized Patient Record, which appears in this Current Report on Form 8-K of QuadraMed Corporation dated November 9, 2007.

/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina

November 9, 2007